UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

CONVERSION SERVICES INTERNATIONAL, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which the transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

CONVERSION SERVICES INTERNATIONAL, INC.
100 Eagle Rock Avenue
East Hanover, New Jersey 07936
(973) 560-9400

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT
OF OUR MAJORITY STOCKHOLDERS

To the Common Stockholders of Conversion Services International, Inc.:

We are circulating an Information Statement to inform our stockholders about stockholder action which has been approved by written consent of stockholders of Conversion Services International, Inc. (the “Company” or “CSI”) who hold 53% (in excess of a majority) of the voting power of our common stock, par value $0.001 per share (the “Common Stock”). Such stockholder action has approved: (i) a Certificate of Amendment to the Certificate of Incorporation of the Company (the “Certificate of Amendment”) pursuant to which the authorized Common Stock of the Company under the Certificate of Incorporation, as amended, will be increased from 100,000,000 shares up to 200,000,000 shares of such Common Stock (the “Authorized Common Stock Increase”), to be effective as of the filing of the Certificate of Amendment with the Delaware Secretary of State, attached hereto as Appendix A, and (ii) as required by the rules of the American Stock Exchange, the issuance of a $4,250,000 convertible note and corresponding warrant that, upon exercise and conversion thereof, would result in the issuance in an aggregate amount greater than 20% of our outstanding shares of our Common Stock (the “Transaction”).

We attach an Information Statement describing the stockholder action by written consent (approving the Authorized Common Stock Increase and the Transaction), which stockholder action was taken pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), which permits any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting. No action is required by you. The Information Statement is being furnished to all stockholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect. Please read the accompanying Information Statement carefully. In accordance with Rule 14c-2 under the Exchange Act, the stockholder action approving the Authorized Common Stock Issuance and the Transaction is expected to become effective twenty (20) calendar days following the mailing of the Information Statement, or as soon thereafter as is reasonably practicable.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

April [__], 2007	Scott Newman
President, Chief Executive Officer and Chairman

CONVERSION SERVICES INTERNATIONAL, INC.
100 Eagle Rock Avenue
East Hanover, New Jersey 07936
(973) 560-9400

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished to the holders of record as of the close of business on March 1, 2007 of shares of common stock, par value $0.001 per share (the “Common Stock”) of Conversion Services International, Inc., a Delaware corporation (the “Company” or “CSI”) to notify such stockholders that on March 26, 2007, the Company received written consents in lieu of a meeting of stockholders from holders of more than a majority of the shares of Common Stock representing in excess of approximately 53% of the total votes of the Company (the “Majority Stockholders”), approving: (i) a Certificate of Amendment to the Certificate of Incorporation of the Company (the “Certificate of Amendment”) pursuant to which the authorized Common Stock of the Company under the Certificate of Incorporation, as amended, will be increased from 100,000,000 shares up to 200,000,000 shares of such Common Stock (the “Authorized Common Stock Increase”), to be effective as of the filing of the Certificate of Amendment with the Delaware Secretary of State, attached hereto as Appendix A, and (ii) as required by the rules of the American Stock Exchange, the issuance of a $4,250,000 convertible note and corresponding warrant that upon exercise and conversion thereof would result in the issuance in an aggregate amount greater than 20% of our outstanding shares of our Common Stock (the “Transaction”).

The Board of Directors has fixed the close of business on March 27, 2007 as the record date for determining the stockholders entitled to notice of the foregoing, and has unanimously approved the Authorized Common Stock Increase and the Transaction, as have the Majority Stockholders. Accordingly, your approval is not required and is not being sought. On the “record date”, 56,480,153 shares of our Common Stock were issued and outstanding. The Common Stock constitutes the sole outstanding class of voting securities of CSI. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. Because stockholders collectively holding at least a majority of the voting rights of our outstanding Common Stock as of the record date have voted in favor of each of the proposals or actions, no other stockholder consents will be solicited in connection with this Information Statement. Pursuant to Rule 14c-2 under the Securities and Exchange Act of 1934 (the “Exchange Act”), each of the actions will not become effective until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. We anticipate that the actions contemplated herein will be effected in May 2007.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
AND NO STOCKHOLDER MEETING WILL BE HELD TO
CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN.

Please read this Information Statement carefully. It describes the essential terms of, and contains certain information concerning, the Authorized Common Stock Increase and the Transaction. Additional information about the Company is contained in its periodic and current reports filed with the SEC. These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Information Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

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PURPOSE AND MATERIAL EFFECTS OF THE STOCKHOLDER ACTION

General

The Information Statement is furnished only to inform the Company’s stockholders of the actions described below before they take place. Your vote is not required to approve any of the actions as set forth herein. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting.

Pursuant to the rules and regulations promulgated by the SEC under the Exchange Act, including Rule 14c-2 promulgated thereunder, an information statement must be sent to the holders of voting stock who do not sign the written consent at least 20 days prior to the effective date of any corporate action taken or authorized pursuant to the consent of the Company’s stockholders. This Information Statement was first mailed on or around April [__], 2007 to the Company’s stockholders of record as of March 26, 2007 (the “Record Date”). The actions described below will be effective no sooner than approximately [April __], 2007, which is twenty days after the estimated date on which this Information Statement will first be mailed to the Company’s stockholders.

This Information Statement has been prepared by the Company’s management, and the entire cost of furnishing this Information Statement will be borne by us. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s voting securities held of record by them and the Company will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Board of Directors and Stockholders Approval

The Company’s Board of Directors has unanimously approved the actions described herein.

On March 26, 2007, the Majority Stockholders, by written consent to action in lieu of a meeting pursuant to the DGCL, approved the Certificate of Amendment. No further consents, votes or proxies are or were necessary to effect the approval of the Certificate of Amendment. As of the Record Date, the Company had 56,480,153 shares of Common Stock issued and outstanding. As of this same date, stockholders representing 29,817,279 shares of Common Stock, or approximately 53% of the issued and outstanding shares of Common Stock, have approved the actions described herein. No further vote of the stockholders is required for the Company to approve the actions. No payment was made to any person in consideration of their executing the Written Consent. Stockholders who did not consent to the actions described herein are not entitled to dissenter’s rights under Delaware law.

AUTHORIZED COMMON STOCK INCREASE

The Board of Directors and the Majority Stockholders have approved a Certificate of Amendment to the Certificate of Incorporation of the Company pursuant to which the authorized Common Stock of the Company under the Certificate of Incorporation, as amended, will be increased from 100,000,000 shares up to 200,000,000 shares of such Common Stock, to be effective as of the filing of an amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State, attached hereto as Appendix A. The Authorized Common Stock Increase would become effective on any date selected by the Board of Directors prior to the next annual meeting of stockholders.

The Board of Directors and the Majority Stockholders believe that the increased authorized number of shares of Common Stock contemplated by the Authorized Common Stock Increase is desirable to make available shares of Common Stock to complete the Transaction (as described below), as well as for future issuance by allowing the Company greater flexibility with respect to general corporate purposes and in considering potential future actions involving the issuance of stock, including, without limitation, raising capital, acquisitions of companies or assets, for strategic transactions, sales of stock or securities convertible into Common Stock, stock dividends or splits, and potentially providing equity incentives to employees, officers and directors. The Board of Directors also believes that an increased authorized number of shares of Common Stock would be desirable to make additional unreserved shares of Common Stock available for issuance or reservation without further stockholder authorization, except as may be required by law or by the rules of AMEX. As described above, the AMEX Company Guide requires stockholder approval as a prerequisite to approval of applications to list additional shares to be issued where the present or potential issuance of Common Stock (or securities convertible into Common Stock) could result in an increase in outstanding common shares of 20% or more.

Authorizing the Company to issue more shares than currently authorized by the Certificate of Incorporation will not affect materially any substantive rights, powers or privileges of the holders of shares of Common Stock. Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to the stockholders and do not have cumulative voting rights or pre-emptive rights for the purchase of additional shares of any class of capital stock. The additional shares of Common Stock for which authorization is sought are identical to the shares of Common Stock now authorized. However, the issuance of additional shares of Common Stock may, among other things, have a dilutive effect on the earnings per share and on equity and voting power of existing stockholders and adversely affect the market price for the Common Stock. Although the Board of Directors has no present intention of issuing any additional shares of Common Stock or Preferred Stock (except with respect to the Transaction), the proposed increase in the number of authorized shares of Common Stock could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company. However, the Company does not view the Authorized Common Stock Increase as part of an “anti-takeover” strategy. The Authorized Common Stock Increase is not being advanced as a result of any known effort by any party to accumulate shares of Common Stock or to obtain control of the Company.

If the proposals had not been adopted by the Majority Stockholders, it would have been necessary for this action to have been considered by the Company’s stockholders at a special or annual stockholders’ meeting convened for the purpose of approving the Authorized Common Stock Increase and the Transaction. The elimination of the need for a meeting of the stockholders to approve the Authorized Common Stock Increase and the Transaction is authorized by Section 228 of the DGCL, which provides that any action which may be taken at an annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if the written consent shall be signed by the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted. According to the DGCL, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Certificate of Incorporation. In order to eliminate the expense, delay and management time involved in the holding of a special meeting, and in order to effectuate the Certificate of Amendment as early as possible in order to accomplish the Company’s objectives, the Board of Directors of the Company resolved to seek the written consent of the Majority Stockholders of the Company.

THE TRANSACTION

The Transaction was deemed by the Board of Directors and the Majority Stockholders to be in the best interest of the Company’s stockholders, and the Authorized Common Stock Increase was determined by the Board of Directors and the Majority Stockholders based upon the number of shares which may be issued in Transaction. The Board of Directors and the Majority Stockholders also considered several other factors, including, without limitation, the working capital needs of the Company, the historical and projected performance of the Common Stock, prevailing market conditions, general economic trends and the impact of the Transaction and the Authorized Common Stock Increase on the Company and its stockholders.

In the Transaction, Matthew Szulik, an “accredited” investor (within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended), introduced to the Company by TAG Virgin Islands, Inc. (“TAG”), received a promissory note convertible into 14,166,667 shares of Common Stock (the “Note”) and a five-year warrant to purchase 14,166,667 shares of Common Stock at an exercise price of $0.33 (the “Warrant”) in exchange for $4,250,000 (the original note was issued on March 1, 2007 for $4,000,000 and was subsequently amended on March 26, 2007 for $4,250,000). The Company is required to file a registration statement with the SEC to register the shares of Common Stock underlying the Note and the Warrant.

TAG, and its predecessor Taurus Advisory Group, LLC, have introduced several investors to the Company since 2004 to help fund the Company’s operations, acquisitions and investments. TAG is a registered investment advisor and advises a number of the Company’s stockholders in investment decisions, including decisions about whether to invest in the Company’s stock. TAG has discretionary authority to vote or dispose of the shares held in its client accounts and therefore may be deemed to be the beneficial owner of such shares. TAG expressly disclaims such beneficial ownership.

The Note has an interest rate of 10% per annum, has a maturity date of August 31, 2007, and will automatically convert at an exercise price of $0.30 into 14,166,667 shares of Common Stock upon the effectiveness of this Information Statement and approval of an additional listing application with the American Stock Exchange. The Note’s exercise price of $0.30 is adjustable if the Company (i) declares a dividend on all its outstanding Common Stock in shares of its capital stock, (ii) subdivides all its outstanding Common Stock, (iii) combines all its outstanding Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case the conversion price in effect immediately prior to such action shall be adjusted so that if the Note is thereafter converted, the holder may receive the number and kind of shares that it would have owned immediately following such action if it had converted the Note immediately prior to such action. Further, if the Company issues to all of its existing stockholders or otherwise grant rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion price per share) less than the then current market price per share on the record date for the determination of stockholders entitled to receive such rights or granting date, as the case may be, then in each such case the conversion price of the Note in effect immediately prior to such action (the “Existing Conversion Price”) shall be adjusted by multiplying the Existing Conversion Price in effect immediately prior to such record or granting date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record or granting date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and of which the denominator shall be the number of shares of Common Stock outstanding on such record or granting date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Finally, if the Company distributes to all holders of its Common Stock evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase Common Stock, then in each such case the conversion price of the Note shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share of the Common Stock on the record date mentioned below less the then fair market value (as determined in good faith by the Board of Directors) of the portion of the assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator shall be the current market price per share of the Common Stock.

Approximately $3,700,000 of the money received has been used to retire certain debt owed to Laurus Master Fund, Ltd. (“Laurus”), and Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital III LLC and Sands Brothers Venture Capital IV LLC (collectively, the “Sands Funds”). Laurus is an investment firm with a strategy of making direct investments in small and micro cap companies, and has worked with the Company since August 2004 by providing an accounts receivable line of credit and acquisition funding. Laurus had provided a $3,101,084 over-advance on the accounts receivable line of credit in February 2006 (the “Laurus Over-advance”). This amount was due in 12 payments of approximately $258,424 beginning February 1, 2007 (the Company made the first two payments in February 2007). With the funds from the Note, the Company repaid the Laurus Over-advance in full in the form of a cash payment of $2,601,084 and the issuance of a warrant to purchase 1,785,714 shares of Common Stock at an exercise price of $0.01 (valued at $500,000).

In addition, the Company issued to Laurus a secured non-convertible term note in February 2006, due in December 2007 and bearing interest at prime rate plus 1%. Starting in March 2006, the Company paid Laurus approximately $45,000 per month. In March 2007, the Company satisfied in full the outstanding amount on the secured non-convertible term note owed to Laurus with a cash payment of approximately $409,722.

The Sands Funds provide corporate financing needs for its clients with investment banking services, and has worked with the Company since September 2004. In September 2004, the Company borrowed $1,000,000, due in one year and bearing interest at 8% per annum, from the Sands Funds. In September 2005, the Company executed an amended note with the Sands Funds for an aggregate principal amount of $1,080,000, due in January 2007 and bearing interest at 12% per annum. Between January and March 2007, the Company executed several extension agreements with the Sands Funds to repay the amended subordinated secured convertible promissory notes, in which the Company agreed to pay $1,050,000 cash and issue shares of Common Stock and warrants to purchase Common Stock, on four separate payment dates of April 2, 2007, July 2, 2007, October 1, 2007 and December 31, 2007.  With funds from the Note, the Company paid the Sands Funds $650,000 cash by March 2007. The remaining $400,000 cash will be paid in October and December 2007. Further, the Sands Funds will receive approximately 880,000 shares of Common Stock (equaling approximately $250,000) and warrants to purchase approximately 1,000,000 shares of Common Stock (both calculated by using an estimated stock price of $0.25) over the course of 2007.

American Stock Exchange Regulations

The Common Stock is listed on the American Stock Exchange (“AMEX”) and the Company is subject to the rules and requirements set forth in the AMEX Company Guide. Under Section 713(a) of the AMEX Company Guide, the Company was required to obtain prior stockholder approval of the issuance of securities in any private transaction involving (i) the issuance of shares of Common Stock (or securities convertible into or exercisable for Common Stock) for less than the greater of book or market value of Common Stock which together with sales by the Company’s officers, directors or principal stockholders equals 20% or more of the Common Stock outstanding before such issuance or (ii) the issuance of shares of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of our Common Stock outstanding before the issuance for less than the greater of book or market value of the Common Stock. The securities to be issued in the Transaction may be issued at a discount to the market price of the Common Stock, if fully exercised and converted, such securities would constitute more than 20% of the number of shares of the Common Stock outstanding. The stockholder approval by written consent will become effective on the twentieth (20th) day following the date on which this Information Statement is first sent or given to all common stockholders, or as soon thereafter as is reasonably practicable.

Mr. Szulik, the holder of the Note has acknowledged and agreed that the Common Stock into which the Note and Warrant may be converted will not be issued in an amount in excess of the number of shares that may be permitted under the AMEX rules until the listing of the Common Stock underlying the Note and Warrant have been authorized by the AMEX.

Dilution

Issuance of the Common Stock into which the Note and Warrant may be converted will result in dilution to existing stockholders, but will not otherwise materially affect existing common stockholders’ rights as stockholders. Further issuance of significant numbers of additional shares of Common Stock in the future (i) will dilute stockholders’ percentage ownership and (ii) if such shares are issued at prices below what current stockholders’ paid for their shares, may dilute the value of current stockholders’ shares. Additionally, the issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share, and on stockholders' equity and voting rights. The issuance of additional shares, or the perception that additional shares may be issued, may also adversely affect the market price of the Common Stock. Holders of Common Stock have no preemptive rights.

The shares of authorized, but unissued Common Stock will be available from time to time for corporate purposes including raising additional capital, acquisitions of companies or assets, for strategic transactions, and sales of Common Stock or securities convertible into Common Stock. The Company does not have any present intention, plan, arrangement or agreement, written or oral, to issue shares of Common Stock for any purpose, except for the Transaction. Although the Company does not have any present intention to issue shares of Common Stock, except as noted above, the Company may in the future raise funds through the issuance of Common Stock when conditions are favorable, even if the Company does not have an immediate need for additional capital at such time.

The Company believes that the availability of the additional shares will provide the Company with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If the Company issues additional shares, the ownership interests of holders of the Company's Common Stock will be diluted.

The following chart illustrates the impact of the Increase in Authorized on the amount of Company Common Stock outstanding, reserved for issuance and available for issuance:

Number of shares of CSI Common Stock that are:	Current	After Transaction is effected

currently outstanding	56,480,153	70,646,820
reserved for issuance	30,928,435	45,095,102
available for issuance	12,591,412	84,258,078

Upon the effectiveness of this Information Statement and the resulting conversion of the Note into 14,166,667 shares of Common Stock, Matthew Szulik will own approximately 29.8% of the total outstanding shares of Common Stock.  This will make Mr. Szulik the largest individual holder of Common Stock of the Company.  In addition, if the Warrant is fully exercised (at a total exercise price of $4,675,000, of which funds will be paid directly to the Company), Mr. Szulik will own approximately 48.7% of the total outstanding shares of Common Stock.

Shares of authorized and unissued Common Stock could be issued in one or more transactions that could make more difficult, and therefore less likely, that any takeover of the Company could occur. Issuance of additional Common Stock could have a deterrent effect on persons seeking to acquire control. The Board also could, although it has no present intention of so doing, authorize the issuance of shares of Common Stock to a holder who might thereby obtain sufficient voting power to assure that any proposal to effect certain business combinations or amendment to the Company's Certificate of Incorporation or Bylaws would not receive the required stockholder approval. Accordingly, the power to issue additional shares of Common Stock could enable the Board to make it more difficult to replace incumbent directors and to accomplish business combinations opposed by the incumbent Board.

Provisions in our Certificate of Incorporation, our Bylaws and applicable provisions of the Delaware General Corporation Law may make it more difficult and expensive for a third party to acquire control of us even if a change of control would be beneficial to the interests of our stockholders. Such provisions could discourage potential takeover attempts and could adversely affect the market price of our common stock. Specifically, the Company is authorized to issue blank check preferred stock to thwart a takeover attempt and currently neither our certificate of incorporation nor our amended and restated bylaws allows cumulative voting in the election of directors, which would otherwise allow holders of less than a majority of stock to elect some directors.

Interests of Certain Persons in the Authorized Common Stock Increase and the Transaction

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposals to effectuate the Authorized Common Stock Increase and the Transaction and take all related actions which are not shared by all other holders of the Common Stock. See “Security Ownership of Certain Beneficial Owners and Management.”

VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date will be entitled to notice of the actions described in this Information Statement. As of the Record Date, there were 56,480,153 shares of Common Stock outstanding, all of which were fully paid, non-assessable and entitled to vote, and 39,000 shares of preferred stock outstanding (19,000 shares of Series A Convertible Preferred Stock and 20,000 shares of Series B Convertible Preferred Stock). Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

VOTE REQUIRED

We are required to obtain the affirmative vote of at least a majority of the issued and outstanding shares of Common Stock when obtaining stockholder approval by written consent in lieu of a meeting, in order to effect the actions described herein. That vote has already been obtained by written consent of the Majority Stockholders with respect to each of such actions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date hereof, the Company’s authorized capitalization consisted of: (i) Twenty Million (20,000,000) shares of preferred stock, par value $0.001 per share; and (ii) One Hundred Million (100,000,000) shares of Common Stock. If the Authorized Common Stock Increase is implemented by the Board of Directors, the Company’s authorized capitalization will include Two Hundred Million (200,000,000) shares of Common Stock.

The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of the Company’s Common Stock, the Company’s only class of outstanding voting securities as of the Record Date by: (i) each person who is known by the Company to own beneficially more than 5% of the Company’s outstanding Common Stock with the address of each such person, (ii) each of the Company’s present directors and officers, and (iii) all officers and directors as a group:

Name and Address of Beneficial Owner(1)(2)	Amount of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock Beneficially Owned
Scott Newman (3)	19,619,385	34.7%
Glenn Peipert (4)	10,281,227	18.2%
William Hendry (5)	30,000	*
William McKnight (6)	829,091	1.5%
Bryan Carey (7)	63,888	*
Lawrence K. Reisman (8)	26,666	*
Frederick Lester (9)	0	*
Thomas Pear (10)	200	*
Robert C. DeLeeuw (11)	6,558,334	11.4%
Matthew Szulik (12)	18,770,935	27.5%
All directors and officers as a group (8 persons)	30,850,457	54.4%

* Represents less than 1% of the issued and outstanding Common Stock.

(1)	Each stockholder, director and executive officer has sole voting power and sole dispositive power with respect to all shares beneficially owned by him, unless otherwise indicated.

(2)	All addresses are c/o Conversion Services International, Inc., 100 Eagle Rock Avenue, East Hanover, New Jersey 07936.

(3)	Mr. Newman is the Company’s President, Chief Executive Officer and Chairman of the Board.

(4)
Mr. Glenn Peipert is the Company’s Executive Vice President, Chief Operating Officer and Director. Consists of an option to purchase 83,333 shares of Common Stock granted on November 16, 2005, and expiring on November 16, 2010, at an exercise price of $0.83 per share, and does not include an option to purchase 166,667 shares of Common Stock which vest as follows: (i) 83,333 on November 16, 2007 and (ii) 83,334 on November 16, 2008.

(5)
Mr. William Hendry is the Company’s Vice President, Chief Financial Officer and Treasurer. Consists of an option to purchase 20,000 shares of Common Stock granted on May 28, 2004, and expiring on May 28, 2014, at an exercise price of $3.00 per share, and does not include an option to purchase 10,000 shares of Common Stock, which shall vest on May 28, 2007.  Consists of an option to purchase 10,000 shares of Common Stock granted on November 16, 2005, and expiring on November 16, 2015, at an exercise price of $0.83 per share, and does not include an option to purchase 20,000 shares of Common Stock which vest as follows: (i) 10,000 on May 16, 2007 and (ii) 10,000 on May 16, 2008. Does not include an option to purchase 150,000 shares of Common Stock granted on October 10, 2006, and expiring on October 10, 2016, at an exercise price of $0.25, which vests as follows: (i) 50,000 on October 10, 2007, (ii) 50,000 on October 10, 2008 and (iii) 50,000 on October 10, 2009.

(6)	Mr. McKnight is the Company’s Senior Vice President - Data Warehousing.

(7)
Mr. Carey is the Company’s Senior Vice President - Strategic Consulting. Consists of an option to purchase 22,222 shares of Common Stock granted on May 28, 2004, and expiring on May 28, 2014, at an exercise price of $3.00 per share, and does not include an option to purchase 11,111 shares of Common Stock, which shall vest on May 28, 2007.  Consists of an option to purchase 41,666 shares of Common Stock granted on November 16, 2005, and expiring on November 16, 2015, at an exercise price of $0.83 per share, and does not include an option to purchase 83,334 shares of Common Stock which vest as follows: (i) 41,666 on May 16, 2007 and (ii) 41,668 on May 16, 2008. Does not include an option to purchase 150,000 shares of Common Stock granted on October 10, 2006, and expiring on October 10, 2016, at an exercise price of $0.25, which vests as follows: (i) 50,000 on October 10, 2007, (ii) 50,000 on October 10, 2008 and (iii) 50,000 on October 10, 2009.

(8)
Mr. Reisman is a Director. Consists of an option to purchase 20,000 shares of Common Stock granted on May 28, 2004, and expiring on May 28, 2014, at an exercise price of $3.00 per share, and does not include an option to purchase 10,000 shares of Common Stock, which shall vest on May 28, 2007.  Consists of an option to purchase 6,666 shares of Common Stock granted on November 16, 2005, and expiring on November 16, 2015, at an exercise price of $0.83 per share, and does not include an option to purchase 13,334 shares of Common Stock which vest as follows: (i) 6,666 on November 16, 2007 and (ii) 6,668 on November 16, 2008. Does not include an option to purchase 25,000 shares of Common Stock granted on October 10, 2006, and expiring on October 10, 2016, at an exercise price of $0.25, which vests as follows: (i) 8,333 on October 10, 2007, (ii) 8,333 on October 10, 2008 and (iii) 8,334 on October 10, 2009.

(9)
Mr. Lester is a Director.  Does not include an option to purchase 25,000 shares of Common Stock granted on October 10, 2006, and expiring on October 10, 2016, at an exercise price of $0.25, which vests as follows: (i) 8,333 on October 10, 2007, (ii) 8,333 on October 10, 2008 and (iii) 8,334 on October 10, 2009.

(10)
Mr. Pear is a Director. Does not include an option to purchase 25,000 shares of Common Stock granted on October 10, 2006, and expiring on October 10, 2016, at an exercise price of $0.25, which vests as follows: (i) 8,333 on October 10, 2007, (ii) 8,333 on October 10, 2008 and (iii) 8,334 on October 10, 2009.

(11)
Mr. DeLeeuw was formerly the Company’s Senior Vice President and director. Includes a fully vested option to purchase 250,000 shares of Common Stock granted on November 16, 2005 and expiring on November 16, 2015 at an exercise price of $0.83 per share. Also includes a fully vested option to purchase 1,000,000 shares of Common Stock granted on January 9, 2006 and expiring on January 9, 2016 at an exercise price of $0.46 per share.

(12)
Includes 6,891,927 shares of Common Stock, 1,015,873 shares of Common Stock underlying the June 2004 Unsecured Convertible Line of Credit Note, 3,050,000 shares of Common Stock underlying the Series A Convertible Preferred Stock of the Company, 4,000,000 shares of Common Stock underlying the Series B Convertible Preferred Stock of the Company, and warrants to purchase 3,813,135 shares of Common Stock of the Company.

 STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS REQUESTED TO DO SO.

If and when the Board of Directors decides to implement the Authorized Common Stock Increase, the Company will amend Article Fourth Section A of the Company’s Certificate of Incorporation, relating to the Company’s authorized capital, in its entirety to state as follows:

FOURTH:

A. AUTHORIZED

The aggregate number of shares of all classes of capital stock with the Corporation shall have authority to issue shall be two hundred twenty million (220,000,000) shares, consisting of:

(1) Twenty Million (20,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”); and

(2) two hundred million (200,000,000) shares of common stock, par value $0.001 per share (“Common Stock”).

DISSENTER’S RIGHTS

Under the DGCL, the Company’s stockholders are not entitled to dissenter’s rights with respect to the Authorized Common Stock Increase or the Transaction, and the Company will not independently provide stockholders with any such right.

DESCRIPTION OF CAPITAL STOCK

The following description of the Company’s Common Stock and preferred stock is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation, as amended. The Company is currently authorized to issue up to 100,000,000 shares of Common Stock. As of the Record Date, there were 56,480,153 shares of Common Stock issued and outstanding. The Company is authorized to issue up to 20,000,000 shares of preferred stock, par value $0.001, of which 39,000 are outstanding (19,000 shares of Series A Convertible Preferred Stock and 20,000 shares of Series B Convertible Preferred Stock). If the Authorized Common Stock Increase is implemented by the Board of Directors, the Company’s authorized capitalization will include Two Hundred Million (200,000,000) shares of Common Stock.

Common Stock

The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of Common Stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available. In the event of a liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock. The holders of shares of Common Stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are validly issued, fully-paid and nonassessable.

Preferred Stock

The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Company’s Board of Directors. The Company’s Board of Directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

Transfer Agent

Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716, is the transfer agent for the Company’s shares of Common Stock.

MAILING COSTS

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Company’s Common Stock.

2007 ANNUAL MEETING

The Board of Directors has not yet determined the date on which the next annual meeting of stockholders of the Company will be held. Any proposal by a stockholder intended to be presented at the Company’s next annual meeting of stockholders must be received at the offices of the Company a reasonable amount of time prior to the date on which the information or proxy statement for that meeting are mailed to stockholders in order to be included in the Company’s information or proxy statement relating to that meeting.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Company at 100 Eagle Rock Avenue, East Hanover, New Jersey 07936. Any such communication should clearly specify it is intended to be made to the entire Board of Directors or to one or more particular director(s). Under this process, the recipient of the communication will review such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the reviewer, deals with the functions of the Board of Directors, or that the reviewer otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to the members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Board of Directors.

WHERE YOU CAN FIND MORE INFORMATION

The Company is in compliance with the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, files periodic reports, proxy and information statements and other information with the SEC. Such periodic reports, proxy and information statements and other information will be available for inspection and copying at the principal office of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the SEC’s Public Reference Section at such addresses. Also, the SEC maintains a web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, public reference facilities and web site of the SEC referred to above.

We will provide without charge to each person to whom this Information Statement is delivered, upon written or oral request of that person, a copy of all documents incorporated by reference into the Information Statement, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference into such documents). Written requests for such documents should be directed to the Company at 100 Eagle Rock Avenue, East Hanover, New Jersey 07936.

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CONVERSION SERVICES INTERNATIONAL, INC.

Pursuant to Delaware General Corporation Law Section 242, Conversion Services International, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

That the board of directors, and stockholders of the Corporation holding a majority in interest of the outstanding shares of common stock of the Corporation, acting by written consent, approved the following amendments to the Corporation’s Certificate of Incorporation:

Article FOURTH Section A of the Corporation’s Certificate of Incorporation is hereby amended in its entirety to read as follows:

FOURTH:

A. AUTHORIZED

The aggregate number of shares of all classes of capital stock with the Corporation shall have authority to issue shall be two hundred twenty million (220,000,000) shares, consisting of:

(1) Twenty Million (20,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”); and

(2) two hundred million (200,000,000) shares of common stock, par value $0.001 per share (“Common Stock”).

IN WITNESS WHEREOF, the undersigned, being the President of the Corporation, has duly executed this Certificate of Amendment as of the ____ day of _____ 2007.

CONVERSION SERVICES INTERNATIONAL, INC.

By:	/Scott Newman/
Scott Newman
President, Chief Executive Officer and Chairman